Exhibit 99.1

FOR IMMEDIATE RELEASE

July 1, 2024

Scilex Holding Company Provides Certain Preliminary Unaudited Financial Results for the Month Ended June 30, 2024 and Second Quarter of 2024

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ZTlido® net sales for the month of June 2024 grew in range of 70% to 104%, compared to the same period last year.
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ZTlido® net sales for the quarter ended June 2024 grew in range of 28% to 42%, compared to the same period last year.
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Total product net sales for the month of June 2024 grew in range of 77% to 116%, compared to the same period last year.
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Total product net sales for the quarter ended June 2024 grew in range of 30% to 44%, compared to the same period last year.

PALO ALTO, CALIFORNIA – July 1, 2024 (GLOBE NEWSWIRE) - Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today provided certain preliminary unaudited financial results for the month ended June 30, 2024 and quarter ended June 30, 2024.

“For the month of June 2024, sales were highlighted by year-over-year growth trends improving in the second half of the second quarter and ZTlido® is surpassing in the month of June with the gross sales in the range of $22.0 million to $26.0 million mark for the first time,” said Jaisim Shah, Chief Executive Officer and President of Scilex. “In addition to ZTlido® expansion across all target market segments, we continue to expect improving sales trends throughout this year for ELYXYB® and our launch of Gloperba® as we broaden education and awareness around these complementary and standalone non-opioid solutions for managing acute pain.”

The Company estimates that:

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ZTlido net sales for the month ended June 30, 2024 were in the range of $7.5 million to $9.0 million, compared to $4.4 million for the same period last year, representing growth in the range of approximately 70% to 104%.
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ZTlido net sales for the quarter ended June 30, 2024 were in the range of $15.8 million to $17.5 million, compared to $12.3 million for the same period last year, representing growth in the range of approximately 28% to 42%.

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Total product net sales for the month ended June 30, 2024 were in the range of $7.8 million to $9.5 million, compared to $4.4 million for the same period last year, representing growth in the range of approximately 77% to 116%.
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Total product net sales for the quarter ended June 30, 2024 were in the range of $16.4 million to $18.2 million, compared to $12.6 million for the same period last year, representing growth in the range of approximately 30% to 44%.
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Cash and cash equivalents as of June 30, 2024 were in the range of $7.0 million to $10.0 million, compared to $34.1 million as of June 30, 2023.
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Accounts receivable as of June 30, 2024 were in the range of $38.0 million to $40.0 million, compared to $27.6 million as of June 30, 2023.
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Operating expenses for the quarter ended June 30, 2024 were in the range of $23.0 million to $26.0 million, compared to $31.2 million for the same period last year.
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Net loss for the quarter ended June 30, 2024 was in the range of $15.0 million to $20.0 million, compared to $26.6 million for the same period last year.

This preliminary financial data has been prepared by and is the responsibility of Scilex. Scilex has not fully completed its review of these preliminary financial results for the month and quarter ended June 30, 2024. Scilex’s independent auditor has not reviewed or audited these preliminary estimated financial results. Scilex’s actual results may differ materially from these preliminary financial results and may be outside the estimated ranges.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of

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post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward‑looking statements include statements regarding the Company’s preliminary unaudited financial results for the month and quarter ended June 30, 2024, the Company’s outlook, goals and expectations for 2024, and the Company’s development and commercialization plans.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and

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other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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